Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

July 11, 2016

Ventas, Inc.
353 N. Clark Street, Suite 3300

Chicago, Illinois 60654

Re:                             Registration Statement on Form S-3 (File No. 333-202586)

Ladies and Gentlemen:

We refer to the automatic shelf registration statement on Form S-3, File No. 333-202586 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”), filed by Ventas, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing on March 6, 2015.  Pursuant to the Registration Statement, the Company is issuing up to 10,350,000 shares (the “Shares”) of its common stock, par value $0.25 per share, including up to 1,350,000 Shares that may be issued pursuant to the exercise by the Underwriter (as defined below) of the option to purchase additional Shares granted pursuant to the Underwriting Agreement (as defined below).  The Shares are to be sold by the Company pursuant to an underwriting agreement, dated July 5, 2016 (the “Underwriting Agreement”), among the Company and Ventas Realty, Limited Partnership, a Delaware limited partnership, on the one hand, and J.P. Morgan Securities LLC (the “Underwriter”), on the other.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have acted as counsel for the Company and have examined and relied upon originals, or copies identified to our satisfaction, of the Registration Statement, the Company’s base prospectus, dated March 6, 2015, as supplemented by the Company’s final prospectus supplement, dated July 5, 2016, relating to the Shares in the forms filed with the Commission pursuant to Rule 424(b) under the Securities Act (together, the “Prospectus”), the Underwriting Agreement, the Amended and Restated Certificate of Incorporation of the Company, as amended, the Fourth Amended and Restated By-laws of the Company, resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to the authorization of the issuance of the Shares and such other corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission.  As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the issuance and sale of the Shares have been duly authorized by the Company and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment by the Underwriter of the purchase price set forth therein, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter is given as of the date hereof and is limited to the General Corporation Law of the State of Delaware.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof and the incorporation by reference of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name in the Registration Statement and any amendment thereto, including the Prospectus.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP